EXHIBIT 23.1

CONSENT OF PRICE WATERHOUSE LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2002 relating to the financial statements and financial statement schedule, which appears in RemedyTemp, Inc.’s Annual Report on Form 10-K for the year ended September 29, 2002.

PricewaterhouseCoopers LLP

Orange County, California

April 7, 2003